UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No.         )

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MARSHALL FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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MARSHALL FUNDS, INC.

111 East Kilbourn Avenue, Suite 200

Milwaukee, WI 53202

November [__], 2011

Dear Shareholder:

I am writing to inform you of the upcoming special meeting of shareholders of the Marshall International Stock Fund (the “Fund”) to be held at 9:00 a.m. (Central Time), Friday, December 23, 2011, at the offices of Marshall Funds, Inc. (the “Corporation”) at 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202. At this meeting, you are being asked to approve the liquidation and dissolution of the Fund.

As discussed in more detail in the enclosed Proxy Statement, M&I Investment Management Corp. (the “Adviser”), the investment adviser to the Fund, recommended the liquidation of the Fund to the Board of Directors of the Corporation (the “Board”). Based on this recommendation, the Board voted to approve the liquidation and dissolution of the Fund pursuant to a plan of liquidation, subject to shareholder approval.

The question and answer section that follows discusses this proposal and the Proxy Statement itself provides greater detail about the proposal. Please review and consider the proposal carefully.

The Board has approved the liquidation and dissolution of the Fund and recommends that you vote in favor of the proposal.

Whether or not you plan to attend the special meeting, please sign and return the enclosed proxy card in the postage prepaid envelope provided. You also may vote by toll-free telephone or by Internet according to the instructions noted on the enclosed proxy card.

If we do not hear from you by December 16, 2011, we may contact you. Thank you for investing in the Fund and for your continuing support.

Sincerely,
John M. Blaser
President

MARSHALL FUNDS, INC.

MARSHALL INTERNATIONAL STOCK FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of the Marshall International Stock Fund (the “Fund”), a series of Marshall Funds, Inc., a Wisconsin corporation (the “Corporation”), will be held on Friday, December 23, 2011, at 9:00 a.m. (Central Time) at the offices of the Corporation at 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202.

The meeting is being held to consider and vote on the following proposal as well as any other business that may properly come before the meeting or any adjournments thereof:

1.	To approve the liquidation and dissolution of the Fund, as described in a plan of liquidation, including an amendment to the Articles of Incorporation of the Corporation to terminate the Fund as a series of the Corporation.

The Board of Directors recommends that shareholders vote FOR the proposal.

Only shareholders of record at the close of business on November 15, 2011, the record date for the special meeting, shall be entitled to notice of, and to vote at, the special meeting or any adjournments thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the

Shareholder Meeting to be held on December 23, 2011:

The Letter to Shareholders, Notice of Meeting and Proxy Statement are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY OR PROXY VOTE BY

TOLL-FREE TELEPHONE OR INTERNET IN ACCORDANCE

WITH THE INSTRUCTIONS NOTED ON THE ENCLOSED PROXY CARD.

As a shareholder of the Corporation, you are asked to attend the special meeting either in person or by proxy. If you are unable to attend the special meeting in person, we urge you to vote by proxy. You can do this in one of three ways by: (1) completing, signing, dating and promptly returning the enclosed proxy card in the enclosed postage prepaid envelope, (2) calling a toll-free telephone number or (3) using the Internet. Your prompt voting by proxy will help assure a quorum at the special meeting and avoid additional expenses associated with further solicitation. Voting by proxy will not prevent you from voting your shares in person at the special meeting. You may revoke your proxy before it is exercised at the special meeting by submitting to the Secretary of the Corporation a written notice of revocation or a subsequently signed proxy card. A prior proxy can also be revoked by proxy voting again through the website or toll-free number noted on the enclosed proxy card.

By Order of the Board of Directors,

Linda S. VanDenburgh
Secretary

Milwaukee, Wisconsin

November [    ], 2011

Questions and Answers

We encourage you to read the full text of the enclosed Proxy Statement, and, for your convenience, we have provided a brief overview of the proposal.

Q.	Why am I receiving this Proxy Statement?

A.	Upon the recommendation of the Adviser, the Board has approved the liquidation and dissolution of the Fund. We are also asking shareholders to approve the liquidation and dissolution of the Fund.

Q.	How will the liquidation affect my investment?

A.	Pursuant to the plan of liquidation, any shareholder who has not exchanged or redeemed their shares of the Fund prior to December 29, 2011 will have their shares redeemed in cash and will receive a check representing the shareholder’s proportional interest in the Fund, subject to any required withholdings.

Q.	Will I have to pay any taxes as a result of the liquidation?

A.	The liquidation of the Fund is a taxable event for federal income tax purposes. A shareholder who receives redemption proceeds will be treated as having received the redemption proceeds in exchange for the shareholder’s shares of the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder’s basis in the Fund shares, and any distributions received (including, but not limited to, any capital gain distributions) will be taxable in the normal manner. The federal income tax consequences of the liquidation are described generally in the Proxy Statement. You should consult your tax advisor with respect to your particular circumstances.

Q.	May I redeem or exchange my shares in advance of the special meeting?

A.	Yes. You may redeem your shares at any time prior to the liquidation date. Please see the Fund’s prospectus to review how to redeem shares. You also may exchange shares of the Fund for the same class of shares of any of the other Marshall Funds free of charge, provided you meet the investment minimum of the new fund and you reside in a jurisdiction where the new fund shares may be lawfully offered for sale. However, the exchange of Fund shares for shares of any of the other Marshall Funds is a taxable transaction for federal income tax purposes. Please see the Fund’s prospectus to review exchange privileges and potential federal income tax consequences.

Q.	What will happen if the shareholders do not approve the liquidation?

A.	If the shareholders of the Fund do not approve its liquidation, then you will remain a shareholder of the Fund and it will not liquidate. The Board would then consider other alternatives for the Fund, which may include another liquidation proposal.

Q.	How does the Board recommend that I vote?

A.	After careful consideration, the Board, the majority of whom are not “interested persons” of the Corporation as defined in the Investment Company Act of 1940, recommends that you vote FOR the proposal.

Q.	Will the Fund pay for the proxy solicitation and related legal costs?

A.	No. The Adviser or its affiliates have agreed to bear these costs.

Q.	How can I vote my shares?

A.	You may choose from one of the following options, as described in more detail on the proxy card:

•	By mail, using the enclosed proxy card and return envelope;
•	By telephone, using the toll-free number on your proxy card;
•	Through the Internet, using the website address on your proxy card; or
•	In person at the shareholder meeting.

Q.	Whom should I call for additional information about this Proxy Statement?

A.	Please call Marshall Investor Services at 1-800-580-FUND.

MARSHALL FUNDS, INC.

MARSHALL INTERNATIONAL STOCK FUND

111 East Kilbourn Avenue, Suite 200

Milwaukee, WI 53202

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

December 23, 2011

General. This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Marshall Funds, Inc. (the “Corporation”) with respect to the Marshall International Stock Fund (the “Fund”). The Fund consists of two classes of shares: Investor Class (“Class Y”) and Institutional Class (“Class I”).

The special meeting of shareholders will be held at the principal offices of the Corporation located at 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202, on Friday, December 23, 2011, at 9:00 a.m. (Central Time) and at any adjourned session thereof, for the purposes set forth in the enclosed notice of special meeting of shareholders (“Notice”). It is expected that the Notice, this Proxy Statement and Proxy Card will be mailed to shareholders on or about November [    ], 2011.

Record Date/Shareholders Entitled to Vote. If you owned shares of the Fund as of the close of business on November 15, 2011 (the “Record Date”), then you are entitled to vote at the special meeting (or any adjournments thereof). You will be entitled to one vote per full share (and a fractional vote per fractional share) for each share you owned on the Record Date.

BACKGROUND TO PROPOSAL

M&I Investment Management Corp. (the “Adviser”), the investment adviser to the Fund, recommended the liquidation of the Fund to the Board of Directors of the Corporation (the “Board”), based on a variety of factors, including, but not limited to, the Fund’s long-term underperformance relative to its benchmark indices, declining assets in the Fund over the last few years, the Fund’s current size and its impact on the Fund’s ability to achieve economies of scale, the impact of the performance issues on marketing efforts to grow the Fund and the profitability of the Fund to the Adviser and the willingness of the Adviser to continue to waive its management fees and/or reimburse expenses so as to maintain the Fund’s annual expense ratio at a competitive level. The Adviser has had ongoing discussions with the Board regarding the performance of the Fund and has closely monitored the performance of the Fund and the performance of the Fund’s subadvisers, Acadian Asset Management, LLC and Trilogy Global Advisors, LP. Based upon various factors as described below under “Proposal 1 – Board Approval and Recommendation,” the Adviser recommended the liquidation and dissolution of the Fund.

At an in-person meeting held on November 2, 2011, the Board, including a majority of the “disinterested” directors (the “Independent Directors”) as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the liquidation and dissolution of the Fund pursuant to a plan of liquidation, subject to shareholder approval. The Board also approved an amendment to the Articles of Incorporation of the Corporation to terminate the Fund as a series of the Corporation under Wisconsin law, subject to shareholder approval.

If shareholders of the Fund approve the proposal, the Fund will be liquidated and dissolved pursuant to a plan of liquidation. In addition, the Corporation’s Articles of Incorporation will be amended to terminate the Fund as a series of the Corporation.

If shareholders of the Fund do not approve the proposal, then the Fund will not liquidate. The Board would then consider other alternatives for the Fund, which may include another liquidation proposal.

    PROPOSAL 1: APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND

Shareholders are being asked to approve the liquidation and dissolution of the Fund, including an amendment to the Corporation’s Articles of Incorporation to terminate the Fund as a series of the Corporation. If approved, the Fund will be liquidated and dissolved pursuant to the plan of liquidation described below. The Board, including a majority of the Independent Directors, has approved the liquidation and dissolution of the Fund, the plan of liquidation and submission of the proposal to shareholders of the Fund for approval.

The remainder of this section provides a summary of the plan of liquidation, a discussion of redemptions and exchanges prior to liquidation, an overview of the material federal income tax and other aspects of the liquidation, and information on the Board’s considerations and approval and concludes with the Board’s recommendation.

Summary of the Plan of Liquidation

The Plan of Liquidation (the “Plan”) is attached hereto as Annex A, and this summary of the Plan is qualified in its entirety by the reference to Annex A.

Effective Date of Plan; Liquidation Time. The Plan will become effective upon its approval by the shareholders of the Fund (the “Effective Date”). If the Plan is approved at the special meeting on December 23, 2011, the Adviser anticipates that the Fund will commence making liquidating distributions on or about the close of trading on the New York Stock Exchange on December 29, 2011 (the “Liquidation Time”).

Cessation of Business. The Plan provides that, as of the Liquidation Time, the Fund will cease its business as a series fund of an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, selling or disposing of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities and distributing its assets to shareholders in accordance with the provisions of the Plan.

Fixing of Interests and Closing of Books. The Plan also provides that the proportionate interests of shareholders in the assets of the Fund, and their rights to receive redemption payments and subsequent distributions, will be fixed on the basis of their respective holdings at the Liquidation Time. At the Liquidation Time, the books of the Fund will be closed.

Liquidation of Fund Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date of the Plan, all portfolio securities of the Fund will be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation will pay, or make reasonable provision to pay, in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distribution.

Liquidating Distributions. As soon as is reasonable and practicable after the Liquidation Time, the Corporation will mail to each shareholder of record at the Liquidation Time: (a) one or more liquidating distributions equal in the aggregate to the shareholder’s proportionate interest in the excess of the assets of the Fund over the liabilities of the Fund as of the Liquidation Time; and (b) information concerning the sources of each liquidating distribution. Any accrued income or gains will be distributed as part of the liquidating distribution. Upon the mailing of the final liquidating distribution, all outstanding shares of the Fund will be deemed redeemed and canceled.

In the event that the Fund receives assets following the date of its termination (e.g., through the payment of settlement proceeds), the Adviser will use commercially reasonable efforts to ensure that such assets are distributed to each shareholder of record as of the Liquidation Time in an amount equal to the shareholder’s proportionate interest in the Fund as of the Liquidation Time.

In the event that the Fund is unable to make liquidating distributions to any shareholders because of the inability to locate such shareholders, subject to applicable abandoned property laws, such liquidating distributions may be held in an account with a financial institution for the benefit of such shareholders that cannot be located. The expenses of such account will be charged against the assets in the account. The Fund does not anticipate being unable to locate shareholders.

Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Corporation shall have, by the Liquidation Time, declared and paid a distribution or distributions which, together with all previous such distributions, will have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Time (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Time (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any federal income or excise tax for such periods. Alternatively, the Fund may, if eligible, treat all or any portion of the amounts to be distributed as having been paid out as part of the liquidating distributions made to Fund shareholders.

Expenses. The Adviser or its affiliates will pay all expenses incurred in carrying out the Plan.

Articles Amendment. The officers of the Corporation will file an amendment to the Corporation’s Articles of Incorporation to terminate the Fund as a series of the Corporation under Wisconsin law.

Redemption and Exchanges Prior to Liquidation

Any time prior to the Liquidation Time, the shareholders of the Fund may redeem their shares of the Fund pursuant to the procedures set forth in the Fund’s prospectus. As disclosed in the Fund’s prospectus, although the Fund intends to pay share redemptions in cash, it reserves the right to pay the redemption price in whole or in part by a distribution of the Fund’s portfolio securities. Shareholders receiving portfolio securities in redemption of their shares will realize a gain or loss for federal income tax purposes in the same manner as when cash is received. Shareholders may also exchange their shares of the Fund for the same class of shares of any of the other Marshall Funds free of charge, provided a shareholder meets the investment minimum of the new fund and resides in a jurisdiction where the new fund shares may be lawfully offered for sale. An exchange is treated as a redemption and a subsequent purchase, and is therefore a taxable transaction for federal income tax purposes.

Material Federal Income Tax and Other Aspects of the Liquidation

The following is a general discussion of certain material U.S. federal income tax considerations for U.S. shareholders subject to federal income tax with respect to the liquidation and termination of the Fund. This discussion is based on current U.S. federal income tax laws in effect on the date of this Proxy Statement. Future legislative or administrative changes or court decisions might significantly alter these tax consequences, possibly retroactively. The statements below are not binding upon the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will concur with this summary or that the tax consequences to any shareholder will be as set forth below.

This discussion is for general information only and does not address all of the U.S. federal income tax considerations that may be relevant to specific shareholders in light of their particular circumstances or to shareholders subject to special treatment under U.S. federal income tax law (such as financial institutions, insurance companies, tax-exempt entities, broker-dealers, pension plans or persons that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local tax considerations. Nor does this discussion address any tax considerations for foreign shareholders or tax-exempt shareholders. Implementing the Plan may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations independent of the Plan. Shareholders are encouraged to consult with their own tax advisor to determine the particular tax consequences to them of the Fund’s liquidation, including the application and effect of any state, local or foreign tax laws.

As used herein, a “U.S. shareholder” means a beneficial owner of the Fund’s common stock that is a U.S. citizen or U.S. resident alien, a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized under the laws of the United States, any state thereof, or the District of Columbia, an estate whose income is subject to U.S. federal income taxation regardless of its source, or a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If the shareholders of the Fund approve the Plan, the Fund will sell its assets and distribute the proceeds to the shareholders as provided under the Plan (the “Liquidating Distribution”).

The Fund anticipates that it will retain its qualification for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), during the liquidation period and will make all required distributions so that the Fund will not be taxed on the Fund’s net gain, if any, realized from the liquidating sale of its assets. In the unlikely event that the Fund should lose its status as a regulated investment company during the liquidation process, the Fund would be treated as a regular corporation for federal income tax purposes during its last taxable year. In this event, the Fund would be subject to federal income taxes on the full amount of its taxable income and gains, which would reduce the Fund’s distributions (including, but not limited to the Liquidating Distribution). In addition, the Fund would be unable to pass through to its shareholders credits against foreign taxes paid.

As of August 31, 2011, the Fund had a capital loss carry-forward for federal income tax purposes of $123,440,774. The Fund’s capital loss carry-forward may be used prior to the Liquidation Time to reduce the Fund’s net capital gains, if any, but any unused portion of the capital loss carry-forward will expire at the Liquidation Time. Additionally, the amount of capital losses that may be used in any single tax year may be subject to certain limitations, including in situations where there is a more than 50% ownership change of the Fund. Because of circumstances beyond the Fund’s control, there can be no assurance that the Fund will not experience, or has not already experienced, an ownership change.

To the extent necessary, the Fund shall, by the Liquidation Time, have declared a distribution or distributions which, together with all previous such distributions, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s investment company taxable income for the taxable years ending at or prior to the Liquidation Time (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Time (after reduction for any available capital loss carry-forward) and any additional amounts necessary to avoid any federal income or excise tax for such periods. The Fund’s shareholders will be taxed on any such distributions in the same manner as any other distribution of the Fund. Alternatively, the Fund may, if eligible, treat all or a portion of such amounts required to be distributed as a distribution of investment company taxable income or net capital gain on account of the Fund’s final taxable year as having been paid out as a part of the Liquidating Distributions made to the Fund’s shareholders in complete liquidation of the Fund. As described in the next paragraph, any such Liquidating Distributions will be treated for federal income tax purposes as having been received by Fund shareholders as consideration for a sale or exchange of their Fund shares.

A shareholder who receives a Liquidating Distribution will be treated as having received the Liquidating Distribution in exchange for the shareholder’s shares of the Fund and will recognize gain or loss based on the difference between the amount received and the shareholder’s basis in the Fund shares. If a shareholder holds shares as capital assets, the gain or loss will be characterized as a capital gain or loss. If the shares have been held for more than twelve months, any such gain will be treated as long-term capital gain, taxable to individual shareholders at a maximum federal income tax rate of 15%, and any such loss will be treated as long-term capital loss. Capital gain or loss on shares held for twelve months or less will be treated as short-term capital gain or loss, except that any loss realized with respect to shares of the Fund held for six months or less will be treated as long-term capital loss to the extent of any distributions of net capital gain that were previously received on the shares. Capital losses may be subject to limitations on their use by a shareholder.

If a shareholder redeems or exchanges the shareholder’s shares before the Liquidation Time, then such redemption or exchange (whether for cash or in-kind proceeds) will be taxed as described in the prior paragraph for Liquidating Distributions.

A Liquidating Distribution to a shareholder may be subject to backup withholding, unless the shareholder provides a correct taxpayer identification number (“TIN”) and certifies that the shareholder is not subject to backup withholding and is a U.S. person. Certain stockholders specified in the Code may be exempt from backup withholding. The current backup withholding rate is 28%. Backup withholding is not an additional tax and is creditable against a taxpayer’s federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

An Individual Retirement Account (an “IRA”) is generally not taxable on investment income and gain from the Fund (assuming that the IRA did not incur debt to finance its investment in the Fund). Accordingly, the receipt by an IRA of a Liquidating Distribution should not be a taxable event for the IRA. However, if the IRA beneficiary receives the Liquidating Distribution (as opposed to the IRA reinvesting the Liquidating Distribution), then the Liquidating Distribution may be taxable to the IRA beneficiary.

Shareholders should consult their tax advisors to determine the federal, state and other income tax consequences of receiving the Liquidating Distribution with respect to their particular tax circumstances.

Board Approval and Recommendation

At the Board meeting held on November 2, 2011, the Adviser reviewed the Fund’s total return for the year-to-date, one-year, three-year, five-year and ten-year periods ended September 30, 2011. The Adviser also presented comparative information regarding the Fund’s ranking in its Lipper Inc. peer group of international funds for the same time periods. The Adviser noted that performance had been inconsistent and reflected long-term underperformance even with the recent improvements in performance in 2010. The Adviser also reviewed the declining asset levels over recent years, its expectation that given performance issues, the Fund had low prospects for growth and commented on the profitability of the Fund to the Adviser and its willingness to continue to waive advisory fees and/or reimburse expenses so as to maintain the Fund’s expense ratio at a competitive level. The Fund’s net assets were $347.6 million as of August 31, 2008 and had declined to $61.5 million as of September , 2011. Based on these factors, the Adviser recommended to the Board the liquidation and dissolution of the Fund.

The Board, including a majority of the Independent Directors, approved the liquidation and dissolution of the Fund pursuant to the Plan at a meeting held on November 2, 2011. In reaching its decision, the Board considered the Adviser’s recommendation and the variety of factors supporting the Adviser’s recommendation. Based on all of the information considered, the Board concluded that the approval of the liquidation and dissolution of the Fund is in the best interests of the Fund and its shareholders.

Based on all of the foregoing, the Board recommends that shareholders of the Fund vote FOR the approval of the liquidation and dissolution of the Fund, as described in a plan of liquidation, including an amendment to the Articles of Incorporation of the Corporation to terminate the Fund as a series of the Corporation.

OTHER MATTERS

The Board knows of no other matters that may come before the special meeting, other than the proposal as set forth above. If any other matter properly comes before the special meeting, the persons named as proxies will vote on the same in their discretion.

OTHER INFORMATION

Shares Outstanding. As of the Record Date,                                          shares of the Fund were issued and outstanding and entitled to vote at the special meeting.

Share Ownership Information. As of October 31, 2011, the officers and directors of the Corporation, as a group, owned less than 1% of the Fund’s outstanding shares. Unless otherwise noted below, as of October 31, 2011, no persons owned of record or are known by the Corporation to own of record or beneficially more than 5% of any class of the Fund’s outstanding shares.

Fund	Name and Address	Class of Shares	Number of Shares	Percent of Class

International Stock

Fund	Name and Address	Class of Shares	Number of Shares	Percent of Class

*	The Corporation believes that this entity, the holder of record of these shares, is not the beneficial owner of such shares.

The Corporation believes that M&I Trust, as fiduciary, owned a controlling interest in the Fund as of the Record Date. Shareholders with a controlling interest could affect the outcome at the special meeting.

Proxies. Whether you expect to be personally present at the special meeting or not, we encourage you to vote by proxy. You can do this in one of three ways. You may complete, date, sign and return the accompanying proxy card using the enclosed postage prepaid envelope; you may vote by calling 1-800-690-6903; or you may vote by Internet in accordance with the instructions noted on the enclosed proxy card. Your shares will be voted as you instruct. If no choice is indicated, your shares will be voted FOR the proposal and in the discretion of the persons named as proxies on such other matters that may properly come before the special meeting. Any shareholder giving a proxy may revoke it before it is exercised at the special meeting by submitting to the Secretary of the Corporation a written notice of revocation or a subsequently signed proxy card, or by attending the special meeting and voting in person. A prior proxy can also be revoked through the website or toll-free telephone number listed on the enclosed proxy card. If not so revoked, the shares represented by the proxy will be cast at the special meeting and any adjournments thereof. Attendance by a shareholder at the special meeting does not, in itself, revoke a proxy.

Quorum. A quorum must be present at the meeting for the transaction of business. A quorum occurs if one-third of the Fund’s shares outstanding on the Record Date are present at the meeting in person or by proxy. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote), if any, will be treated as shares present for purposes of determining the quorum but do not represent votes cast for the proposal. In the event that a quorum is not present at the meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to a later date to permit further solicitation of votes. Any such adjournment will require the affirmative vote of a majority of shares voting on the adjournment. When voting on a proposed adjournment, the persons named as proxies will vote all proxies that they are entitled to vote FOR approval of the proposal in favor of adjournment and will vote all proxies required to be voted AGAINST the proposal against adjournment.

Required Vote. In order for the proposal to be approved, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Abstentions and broker non-votes will have the effect of a “no” vote on the proposal. Shares of all classes of the Fund will vote together as a single class. A vote in favor of the proposal is a vote in favor of the plan of liquidation and in favor of an amendment to the Corporation’s Articles of Incorporation to terminate the Fund as a series of the Corporation.

Method and Cost of Proxy Solicitation. Proxies will be solicited by the Corporation primarily by mail. The solicitation may also include telephone, facsimile, Internet or oral communication by certain officers or employees of the Corporation, the Adviser, M&I Trust (the Fund’s administrator) or Boston Financial Data Services, Inc. (the Fund’s transfer agent) who will not be paid for these services. Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, has been retained to assist in the tabulation of proxies. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information and recording the shareholder’s instruction. The Adviser or its affiliates will bear the costs of the special meeting, including legal costs, printing and mailing costs and the costs of the solicitation of proxies. The Adviser or its affiliates will also reimburse brokers and other nominees for their reasonable expenses in communicating with persons for whom they hold shares of the Fund.

Householding. The SEC has adopted rules that permit investment companies, such as the Corporation, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” could result in extra convenience and cost savings for the Fund and its shareholders. If you participate in householding and unless the Fund has received contrary instructions, only one copy of this Proxy Statement will be mailed to two or more shareholders who share an address. If you need additional copies, do not want your mailings to be householded or would like your mailings householded in the future, please call 1-800-580-FUND or write to us at 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202. Copies of this Proxy Statement will be delivered to you promptly upon oral or written request.

Copies of the Fund’s most recent annual and semi-annual reports are available without charge upon request to the Fund at 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202, on the Fund’s website at www.marshallfunds.com, or by calling Marshall Investor Services, toll-free, at 1-800-580-FUND.

SERVICE PROVIDERS

M&I Investment Management Corp., 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202, serves as investment adviser to the Fund. Marshall & Ilsley Trust Company N.A., 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202, an affiliate of the Adviser, serves as administrator for the Fund. Acadian Asset Management, LLC, One Post Office Square, Boston, Massachusetts 02109, and Trilogy Global Advisors, LP, 1114 Avenue of the Americas, 28th Floor, New York, New York 10036, serve as subadvisers to the Fund. UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, Wisconsin 53233, serves as sub-administrator for the Fund. State Street Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian and portfolio accounting services agent for the Fund. M&I Distributors, LLC, 111 East Kilbourn Avenue, Suite 200, Milwaukee, Wisconsin 53202, an affiliate of the Adviser, serves as the distributor to the Fund. The Fund’s transfer agent and dividend disbursing agent is Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, Massachusetts 02171. The shareholder servicing agent to the Fund is Marshall Investor Services, a division of Marshall & Ilsley Trust Company N.A., P.O. Box 55931, Boston, Massachusetts 02205-5931. Legal counsel to the Fund is Vedder Price P.C., 222 North LaSalle Street, Chicago, Illinois 60601. The independent registered public accounting firm to the Fund is KPMG LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

FUTURE MEETINGS; SHAREHOLDER PROPOSALS

The Corporation is generally not required to hold annual meetings of shareholders and the Corporation generally does not hold a meeting of shareholders in any year unless certain specified shareholder actions such as election of directors or approval of a new advisory agreement are required to be taken under the 1940 Act or the Corporation’s Articles of Incorporation and By-Laws. By observing this policy, the Corporation seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of shareholder meetings.

A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of the Corporation hereafter called should send the proposal to the Secretary of the Corporation at the Corporation’s principal offices within a reasonable time before the solicitation of the proxies for such meeting. Shareholders who wish to recommend a nominee for election to the Board may do so by submitting the appropriate information about the candidate to the Corporation’s Secretary. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the Proxy Statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholder meeting, it must be a proper matter for consideration under Wisconsin law.

By Order of the Board of Directors,
Linda S. VanDenburgh
Secretary

Milwaukee, Wisconsin

November [    ], 2011

ANNEX A

PLAN OF LIQUIDATION

MARSHALL FUNDS, INC.

PLAN OF LIQUIDATION OF MARSHALL INTERNATIONAL STOCK FUND

This Plan of Liquidation (the “Plan”) of Marshall International Stock Fund (the “Fund”), a series of Marshall Funds, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Wisconsin and an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation of the Fund in conformity with the laws of the State of Wisconsin.

WHEREAS, on November 2, 2011, the Corporation’s Board of Directors (the “Board”) determined that it is in the best interest of the Fund that the Fund be liquidated and terminated as a series of the Corporation, subject to approval of the shareholders of the Fund in accordance with the Wisconsin Business Corporation Law (“WBCL”); and

WHEREAS, the Board has considered and approved this Plan as the method of liquidating the Fund.

NOW, THEREFORE, the liquidation of the Fund shall be carried out in the manner hereinafter set forth:

1.	Effective Date of Plan. The Plan shall become effective upon the approval of the Plan at a meeting of shareholders called for the purpose of voting upon the Plan. In accordance with Sections 180.1003(3)(b) and 180.0725(3) of the WBCL, the Plan shall be approved if the votes cast in favor of the Plan exceed the votes cast against the Plan. The day of such approval is hereinafter called the “Effective Date.”

2.	Cessation of Business. As of the close of trading on the New York Stock Exchange on December 29, 2011 (the “Liquidation Time”), the Fund shall cease its business as a series fund of a registered investment company and shall not engage in any business activities except for the purposes of winding up its business affairs, selling or disposing of its assets, discharging or making reasonable provision for the payment of all of the Fund’s liabilities as provided for in Section 4 below, and distributing its remaining assets of each class ratably among the shareholders of the outstanding shares of that class, in accordance with this Plan.

3.	Fixing of Interests and Closing of Books. The proportionate interests of the shareholders in the assets of the Fund shall be fixed on the basis of their respective holdings at the Liquidation Time. At the Liquidation Time, the books of the Fund shall be closed.

4.	Liquidation of Fund Assets and Payment of Debts. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. As soon as practicable after the Effective Date, the Corporation shall pay, or make reasonable provision to pay, in full all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the final liquidating distribution provided for in Section 5 below.

5.

Liquidating Distributions. As soon as is reasonable and practicable after the Liquidation Time, the Corporation shall mail to each shareholder of record at the Liquidation Time: (a) one or more liquidating distributions equal in the aggregate to the shareholder’s proportionate interest in the excess of the assets of the Fund over the liabilities of the Fund as of the Liquidation Time; and (b) information concerning the sources of each liquidating distribution. Any accrued income or gains will be distributed as part of the liquidating distribution. Upon the mailing of the final liquidating distribution, all outstanding shares of the Fund will be deemed redeemed and canceled. In the event that the Fund receives assets following the date of its termination (e.g., through the payment of settlement proceeds), M&I Investment Management Corp. (“IMC”), the investment adviser to the Fund, agrees to use commercially reasonable efforts to ensure that such assets are distributed to each shareholder of record as of the Liquidation Time in an amount equal to the shareholder’s proportionate interest in the Fund as of the Liquidation Time. If the Corporation is unable to make distributions to all of the Fund’s shareholders because of an inability to locate shareholders to whom distributions are payable, the Board may create, in the name and on behalf of the Corporation, an account with a financial institution and, subject to applicable abandoned property laws, deposit any of the Fund’s remaining assets in the account for the benefit of the shareholders that cannot be located. The expenses of the account, if any, shall be charged against the assets therein.

6.	Satisfaction of Federal Income and Excise Tax Distribution Requirements. If necessary, the Corporation shall have, by the Liquidation Time, declared and paid a distribution or distributions which, together with all previous such distributions, shall have the effect of distributing to the Fund’s shareholders all of the Fund’s net investment company taxable income for the taxable years ending at or prior to the Liquidation Time (computed without regard to any deduction for dividends paid), and all of the Fund’s net capital gain, if any, realized in the taxable years ending at or prior to the Liquidation Time (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods. Alternatively, the Fund may, if eligible, treat all or any portion of the amounts to be distributed pursuant to this Section 6 as having been paid out as part of the liquidating distributions made to Fund shareholders pursuant to Section 5.

7.	Expenses of the Liquidation of the Fund. IMC, the investment adviser to the Fund, or an affiliate shall bear all of the expenses incurred in carrying out this Plan. In addition, no reserve shall be established by the Fund to discharge any contingent or unforeseen liabilities or obligations of the Fund that might remain after the date of the final liquidating distribution, it being understood that any such liabilities or obligations shall be the responsibility of IMC.

8.	Articles Amendment. The officers of the Corporation shall file an amendment to the Corporation’s Articles of Incorporation to terminate the Fund as a series of the Corporation under Wisconsin law.

9.

Power of Directors. In addition to the general power of the directors of the Corporation under Wisconsin law, the Board, and subject to the discretion of the Board, the officers of the Corporation, shall have authority to do or authorize any or all acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of Wisconsin law, the 1940 Act or the Securities Act of 1933, as amended, or the Internal Revenue Code of 1986, as amended. The Board shall have the authority to authorize such variations from, or amendments of, the provisions of the Plan (other than the terms governing liquidating distributions) as may be necessary or appropriate to effect the liquidation of the Fund and the distribution of its net assets to shareholders in accordance with the purposes to be accomplished by the Plan.

Accepted and agreed as to Sections 5 and 7:

M&I Investment Management Corp.

By:	/s/ Tommy Huie
Name: Tommy Huie
Title: President and Chief Investment Officer

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com.

3) Follow the instructions provided on the website.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903.

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate box on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARSHALL INTERNATIONAL STOCK FUND

Vote on Proposal			For	Against	Abstain

1.      To approve the liquidation and dissolution of the Marshall International Stock Fund (the “Fund”), as described in a plan of liquidation, including an amendment to the Articles of Incorporation of the Marshall Funds, Inc. (the “Corporation”) to terminate the Fund as a series of the Corporation.

			☐	☐	☐

To vote and otherwise represent the undersigned shareholder(s) on any matter that may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

This proxy is solicited by the Board of Directors of the Corporation, which recommends that you vote FOR the Proposal. Please vote by checking the appropriate box.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Note: Please sign exactly as your name appears on the records of the Corporation and date. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]		Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at www.proxyvote.com.

[                       ]

MARSHALL FUNDS, INC. PROXY FOR SPECIAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the Marshall International Stock Fund (the “Fund”), a series of Marshall Funds, Inc., a Wisconsin corporation (the “Corporation”), hereby appoints John M. Blaser and Timothy M. Bonin, or either of them, with full power of substitution, as proxies for the undersigned, to represent and cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the special meeting of shareholders of the Fund (the “Meeting”) to be held at 111 East Kilbourn Avenue, Suite 200, Milwaukee, WI 53202 on December 23, 2011, at 9:00 a.m., Central Time, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any matter that may properly come before the Meeting or any adjournment or postponement thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.